Exhibit 12(b)
I, Julia Short, President and I, Cynthia L. Morse-Griffin, Treasurer of RidgeWorth Funds (the “Registrant”), each certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Julia Short Julia Short
President

Date:	December 6, 2011

By:	/s/ Cynthia L. Morse-Griffin Cynthia L. Morse-Griffin
Treasurer

Date:	December 6, 2011